Ex  99.2



                   WEB SITE DEVELOPMENT AND HOSTING AGREEMENT

This Web Site Development and Hosting Agreement ("Agreement") is made and entered into as of the 1 day of August, 2003 ("Effective Date"), by and between:
(a) Cinapsys, a Delaware Corporation, with offices at 106 W. 4th St. Suite 208-9, Santa Ana, CA 92701 ("Host"); and (b) FTS Apparel, a Colorado Corporation, with offices at 301 Oxford Valley Road Suite 1202 Yardley, PA 19067 ("Client"). Client and Host are collectively referred to as the "parties".

1.  SERVICES

     a. Services. Host agrees to perform and provide to Client, services consisting of non-exclusive electronic access to a digital information processing, transmission and storage system (Server) to store Clients web site
(Site) and make the Site available on demand by users of the global computer communications network (Internet) as set forth at Section 4 and specified at Exhibit A (Hosting Services) and to provide Client with additional services as set forth at Exhibit B (Additional Services). The Hosting Services and any Additional Services are collectively referred to as the Services.

b. Web Development Host agrees to develop a website for Client. The Website will be informational in nature, provide financial data on the Client's Company, and function as a resource for the employees, investors and the public to retrieve information on the Client's business. The Client must approve of the overall development prior to going live on the Internet with the website.

     c. Host Materials. In connection with performance of the Services, Host shall provide to Client certain materials, including, without limitation, software (in object code or source code form) necessary to operate and maintain the Site, data, documentation or information developed or provided by Host or its suppliers under this Agreement ("Host Materials").

     d. Client Content. Host shall be responsible for providing, updating, uploading and maintaining the Site and any and all files, pages, data, works, information and/or materials on, within, displayed, linked or transmitted to, from or through the Site, including, without limitation, trade or service marks, images, photographs, illustrations, graphics, audio clips, video clips email or other messages, metatags, domain names, software and text ("Client Content"). The Client Content shall also include any registered domain names provided by Client or registered on behalf of Client in connection with the Services.

2.  LICENSE

     a. License of Client Content. In consideration of Hosts satisfactory performance of all obligations of this Agreement, for the term of this Agreement, Client grants to Host, and Host accepts from Client, a non-exclusive, worldwide and royalty free license to copy, display, use and transmit on and via the Internet the Client Content, solely for the benefit of Client and in accordance with Hosts performance or enforcement of this Agreement.

     b. License of Host Materials. In consideration of Clients performance of its material obligations to Host expressly set forth in this Agreement, Host grants to Client, and Client accepts from Host, a limited, non-transferable, non-exclusive license, for the term of this Agreement, to copy and use the Host Materials in connection with Clients operation and maintenance of the Site for Clients internal business purposes.

     c. Privacy. It is the policy of Host to respect Client's privacy. Host will not disclose any personal information about Client, information in connection with Client's use of the Services or Client Content, without Client's prior consent, unless Host has a good faith belief that such action is necessary to: (i) comply with legal process or other legal requirements of any court, governmental authority or agency; (ii) protect or defend rights, interests or property of Host; or (iii) enforce this Agreement.

3.  PROPRIETARY  RIGHTS

     a. Ownership. Client shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights) in the Client Content and all legally protectable elements, derivative works, modifications and enhancements thereto, whether or not developed by Host, Client or any contractor, subcontractor or agent for Host or Client. To the extent that ownership of the Client Content does not automatically vest in Client by virtue of this Agreement or otherwise, Host agrees to transfer and assign to Client all right, title and interest in the Client Content and protectable elements or derivative works thereof.

     b. Alterations. Except as provided herein or by law, Host may not alter, modify, change, remove or disable access to all or any portion of the Site or Client Content stored on the Server for any reason.

     c. Non-Disclosure. Host agrees to comply with all laws and regulations applicable to the gathering, processing, storing, transmitting and dissemination of personal information. Host will not disclose any personal information about Client, information in connection with Clients use of the Services, Client Content or Confidential Information, without Clients prior written consent, unless such action: (i) is required by law or regulation, but only to the extent and for the purposes of such law or regulation; (ii) is in response to a valid order of a court or other governmental body but only to the extent of and for the purposes of such order, and only if Host first notifies Client of the order and permits Client to seek an appropriate protective order; or (iii) is with written permission of Client, in compliance with any terms or conditions set by Client regarding such disclosure.

4.  HOSTING  SERVICES  TERMS  AND  OBLIGATIONS

     a. Availability of Services. Subject to the terms and conditions of this Agreement, Host shall use its best efforts to provide the Services for twenty-four (24) hours a day, seven (7) days a week throughout the term of this Agreement. Client agrees that from time to time the Services may be inaccessible or inoperable for various reasons, including (i) equipment malfunctions; (ii) periodic maintenance procedures or repairs which Host may undertake from time to time; or (iii) causes beyond the control of Host or which are not reasonably foreseeable by Host, including interruption or failure of telecommunication or digital transmission links, hostile network attacks or network congestion or other failures (collectively Downtime). Host shall provide forty-eight (48) hour advance notice to Client in the event of any scheduled Downtime. Host shall use its best efforts to minimize any disruption, inaccessibility and/or inoperability of the Services in connection with Downtime, whether scheduled or not. In the event of any Downtime, Client shall be entitled to a pro rata reduction of any payments due and payable to Host for
                  --------
such  period.

     b. Backups. Host shall maintain backup servers and telecommunications connections and maintain weekly backups of Client Content on such backup servers. Hosts disaster recovery and contingency planning, equipment, software and telecommunications connections shall enable Host to provide Services on and from such backup servers within forty-eight (48) hours of any disruption of Services.

     c. Storage and Security. Host shall operate and maintain the Server in good working order with access restricted to qualified employees of Host and persons specifically designated by Client. Host shall undertake and perform the measures set forth at Exhibit A to ensure the security, confidentiality and integrity of all Client Content and other proprietary information transmitted through or stored on the Server, including, without limitation: (i) firewall protection; (ii) maintenance of independent archival and backup copies of the Site and all Client Content; and (iii) protection from any network attack and other malicious harmful or disabling data, work, code or program.

5.  PAYMENT  TERMS

     a. Payment. Client shall pay Host for the Services and license hereunder the amounts set forth at Exhibit C, and at such times provided by the payment schedule specified therein. Client shall pay Host for any Additional Services as specified at Exhibit B at the rate specified therein, within thirty (30) days of invoice.

     b. Taxes. The amounts stated in Exhibit C include all taxes, duties and levies of any governmental entity, exclusive of taxes on Host's net income, and Host shall be solely responsible for any such taxes, duties or levies.

     c. Invoices. Client agrees that amounts of all properly payable invoices shall be due and payable within thirty (30) days after receipt. In the event Client disputes the amount charged, Services completed, or whether such invoice is properly payable, the amount of such invoice will not be due and payable until the parties resolve the dispute.

     d. Expenses. All amounts stated in Exhibit C of this Agreement are inclusive of all expenses. Host shall be solely responsible for payment of all expenses arising from its performance of the Services, including, without limitation, expenses for facilities, computer equipment, software, work space, utilities, internet and/or telecommunications charges, management, administrative and reproduction services and supplies.

6.  WARRANTIES

     a. Host Warranty. Host warrants to Client that: (i) Host has the right and authority to enter into and perform its obligations under this Agreement;
(ii) Host shall perform the Services in a workmanlike manner and with the highest professional diligence and skill; (iii) the Services, throughout the term of this Agreement shall conform substantially to the provisions of this Agreement and as set forth at Exhibits A and B; (iv) the Host Materials do not and shall not contain any content, data, work, materials, link, advertising or services that actually or potentially violate any applicable law or regulation or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person; (v) Host has and will have for the term of this Agreement the right to grant the rights and license set forth at Section 2(b);
and  (vi)  the  Server  and Host Materials are and shall be Year 2000 Compliant.
The  term  "Year  2000 Compliant" means software or information technology that:
(i) processes accurately date/time data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations; and (ii) when used in combination with other software or information technology, accurately processes date/time data, if the other software or information technology properly exchanges and processes date/time data.

     b. Client Warranty. Client represents and warrants to Host that: (i) Client has the power and authority to enter into and perform its obligations under this Agreement; (ii) the Site and Client Content does not and shall not contain any content, materials, data, work, trade or service mark, trade name, link, advertising or services that actually or potentially violate any applicable law or regulation or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person; and (iii) Client owns the Client Content and all proprietary or intellectual property rights therein, or has express written authorization from the owner to copy, use and display the Client Content on and within the Site.

7.  LIMITATION  OF  LIABILITY

     EXCLUSIVE OF LIABILITY UNDER SECTION 8 (INDEMNIFICATION), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT,
INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFIT OR GOODWILL, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.  INDEMNIFICATION

     a. By Host. Host agrees to indemnify, hold harmless and defend Client and its directors, officers, employees and agents from and against any action, claim, demand or liability, including reasonable attorneys fees and costs, arising from or relating to: (i) Hosts actual or threatened breach of any provision of Sections 3 and/or 6(a) of this Agreement; (ii) any gross negligence or willful misconduct of Host; or (iii) any allegation that the Host Materials infringe a third person's copyright or trademark right, or misappropriates a third person's trade secrets. Host agrees that Client shall have the right to participate in the defense of any such claim through counsel of its own choosing.

     b. By Client. Client agrees to indemnify, hold harmless and defend Host and its directors, officers, employees and agents from and against any action, claim, demand, dispute, or liability, including reasonable attorneys fees and costs, arising from or relating to any allegation that the Site or Client Content infringes a third person's copyright or trademark right, or misappropriates a third person's trade secrets.

9.  TERM  AND  TERMINATION

     a. Term. The term of this Agreement shall commence on the Effective Date and shall continue thereafter for one (1) year, unless sooner terminated by either party.

     b.  Termination.  This  Agreement may be terminated: (i) by Client upon ten
(10) days written notice to Host; (ii) by Client in the event Host makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, if a petition in bankruptcy is filed against Host, or if a receiver or trustee is appointed for all or any part of the property or assets of Host; or (iii) by a written agreement executed by the parties.

     c. Return and Destruction. Upon any termination or expiration of this Agreement, Host shall immediately deliver to Client all copies of Client Content, the Site and Confidential Information in Hosts possession, custody or control and erase and remove all copies of all Client Content, the Site and Confidential Information from any computer equipment and media in Hosts possession, custody or control.

     d. Payment Upon Termination. In the event this Agreement is terminated, Client shall pay Host for all Services, Additional Services and work undertaken in performance of its obligations hereunder up to the date of termination. Such payment is due and payable upon Hosts submission to Client of: (i) a properly payable invoice; (ii) a detailed record that documents the extent to which performance of Services was completed through such date of termination; and
(iii)  written  certification  of  Hosts  compliance  with  Section  9(c).

10.  CONFIDENTIALITY

     a. Confidential Information. Client may provide to Host certain confidential, proprietary and trade secret business or technical information of Client or third persons in connection with Hosts performance of the Services (Confidential Information). Confidential Information shall be clearly marked and designated as Confidential. Host agrees to preserve the confidentiality of all Confidential Information that is provided by Client in connection with the Agreement, and shall not, without the prior written consent of Client, disclose or make available to any person, or use for its own or any other persons benefit, other than as necessary in performance of its obligations under this Agreement, any Confidential Information of Client. Host shall exercise a commercially reasonable level of care to safeguard Confidential Information of Client against improper disclosure or use.

     b. No Host Confidential Information. Host agrees not to disclose to Client any Confidential Information of Host or of any other person. Host represents and warrants that any information provided to Client in the performance of this Agreement is not and shall not be Confidential Information.

11.  PUBLICITY

     Host may not: (a) use the Site or Client Content, including, without limitation, any trade or service mark, trade name or domain name of Client, in advertising or publicity on or via any media; or (b) directly or indirectly represent that any product or service offered by Host has been contracted for, purchased, retained, approved or endorsed by Client.

12.  GENERAL

     a. Independent Contractors. The parties and their respective personnel, are and shall be independent contractors and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

     b. Assignment. Host may not assign any of its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, and any attempt to do so shall be deemed void and/or a material breach of this Agreement.

     c. Waiver. No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

     d. Severability. If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

     e. Notice. All notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or e-mail confirmed by call back. All notices shall be directed to the parties at the respective addresses given above or to such other address as either party may, from time to time, designate by notice to the other party.

     f. Amendment. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by both parties.

     g. Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to its conflict of laws provisions.

     h. Survival. The definitions herein and the respective rights and obligations of the parties under Sections 3, 5(b), 5(d), 6, 7, 8, 9, 10, 11 and 12 shall survive any termination or expiration hereof.

     i. Time. The parties agree that time is of the essence in the performance of the respective obligations under this Agreement.

     j. Entire Agreement. This Agreement, together with Exhibits A, B and C, which are incorporated by reference, constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understandings, oral or written.




IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.


CINAPSYS,  INC.               CLIENT

By:    /s/ Mark Moline                        By: /s/ Scott Gallagher
      --------------------                       ------------------------
Name:  Mark  Moline                              Name:  Scott  Gallagher

Title:  COO                                      Title:  President,  CEO

Date:  August  1,  2003                           Date:  August  1,  2003


RETURN  THE  SIGNED  COPY  OF  THIS  CONTRACT  IN  ITS  ENTIRETY  TO:

FAX:  508-302-8480
ATTN:  MR.  MARK  MOLINE,  COO

   NOTE THAT THERE ARE SUBSEQUENT EXHIBIT AREAS WHICH NEED TO BE FILLED OUT AND
   ----------------------------------------------------------------------------
                                  SIGNED BELOW
                                  ------------

                                     ------

                                    EXHIBIT A
                                    ---------

Client  Identifying  Information

CLIENT  INFORMATION                         MAIN  CONTACT

FTS Apparel, Inc.                         Scott  Gallagher
301  Oxford  Valley  Road
Suite  1202
Yardley,  PA  19067




Email:  sdgalagher@aol.com                    TECHNICAL  CONTACT

                                   _____________________________
                                   Name

                                   _____________________________
                                   Email  Address

Client's  Registered  Domain  Names
WWW.FTSAPPAREL.COM
------------------
WWW.FTSWIRELESS.COM
-------------------
WWW.THEFTSGROUP.COM
-------------------
WWW.CELLULARDEALS.COM
---------------------
WWW.SATPHONECENTRAL.COM
-----------------------

                                   BILLING  CONTACT

                                   Scott  Galagher,  President  and  CEO







                                    EXHIBIT B
                                    ---------

Hosting  Services


Host will provide client with website hosting on a non-dedicated Unix Platform. The Hosting package shall include the following:



Pop Email Boxes . . .        100
=====================  =========
Server Space. . . . .     1000MB
=====================  =========
Site Traffic. . . . .      15Gig
=====================  =========
Auto Responders . . .        100
=====================  =========
Email Aliases . . . .  Unlimited
=====================  =========
Site Stats. . . . . .  Y
=====================  =========
Mail Manager. . . . .  Y
=====================  =========
Control Panel . . . .  Y
=====================  =========
FrontPage Ext . . . .  Y
=====================  =========
Counter . . . . . . .  Y
=====================  =========
Protected Directories  Y
=====================  =========
Anon FTP. . . . . . .  Y
=====================  =========
SSH . . . . . . . . .  Y
=====================  =========
FTP Accounts. . . . .         10
=====================  =========
Mysql Databases . . .  Y
=====================  =========
Secure Server . . . .  Y
=====================  =========
Sub domains . . . . .         25
---------------------  =========
File Manager. . . . .  Y
=====================  =========
PHP4/SSI. . . . . . .  Y
=====================  =========
CGI-BIN . . . . . . .  Y
=====================  =========
Search Engine . . . .  Y
=====================  =========
Mime Types. . . . . .  Y
=====================  =========
Shopping Cart . . . .  Y
=====================  =========
Cold Fusion . . . . .  Y
=====================  =========




                                    EXHIBIT C
                                    ---------

Payment  Terms  and  Schedule


INITIAL  FEES:

HOSTING  FEE:                                                $700.00/MO.
-------------

DEVELOPMENT  FOR  SATELLITE  SITE                              $8,000.00

________________________________________________________________________________
--------------------------------------------------------------------------------

TOTAL RECURRING HOSTING AND MAINTENANCE FEE:               $700.00/MO. 12 MONTHS

TOTAL  ONE-TIME  DEVELOPMENT  FEE                          $8,000.00


PAYMENT TO BE MADE USING S8 STOCK OF THE COMPANY, OTC BB TICKER SYMBOL FLIP. THE AMOUNT OF THE PAYMENT SHALL BE 50,000 SHARES. CINAPSYS AGREE'S NOT TO SELL MORE THAN 10,000 SHARES ON ANY GIVEN MONTH OR 30 DAY PERIOD.



EXHIBIT  D
----------
Method  of  Payment

Please  specify  your  method  of  payment:

     WIRE  TRANSFER

Wells  Fargo
32331  Golden  Lantern
Laguna  Niguel,  CA  92677
(949)  240-0709

ABA#  121000248
Acct.#  2777707999

Cinapsys,  Inc.

     CHECK  (CASHIER'S  OR  MONEY  ORDER  ONLY)

All  checks  shall  be  made  payable  to  Cinapsys,  Inc.

Please  mail  checks  to:

     Cinapsys,  Inc.
     106  W.  4th  St.
Santa  Ana,  CA  92701

     STOCK

1900  Avenue  of  the  Star,  Suite  310
Los  Angeles,  CA  90067
Name  of  Account:  Cinapsys,  Inc.
Acct.#  13475660
DTC  Number:  0632
Broker:  Jeff  Redman
Phone:  310-843-9300